Exhibit 99.5
January 8, 2007
F. Edwin Harbach
[                               ]
[                               ]

Re:	Award Notice of Restricted Stock Unit Grant
Dear Ed:
We are pleased to notify you that in recognition of your contributions toward the future success of BearingPoint, Inc. (collectively with its subsidiaries and affiliates, the “Company”), you have been awarded restricted stock units (“RSUs”). Basically, one RSU represents the Company’s promise to issue to you on a future date one share of the Company’s common stock or cash equal to the value of one share of such common stock. The RSUs are subject to the terms of the attached Restricted Stock Unit Agreement (the “Agreement”). This Notice constitutes part of and is subject to the terms and provisions of the Agreement. The terms of your award are specified below:

Grant Date:	January 8, 2007

Number of RSUs:	888,325, subject to adjustment, as provided in Section 12 of the Agreement.

Vesting Schedule:	Subject to the provisions of the Agreement, and provided that, except as provided in Section 3 of the Agreement, you remain continuously employed with the Company, the RSUs will vest as follows:

Number of RSUs
Vesting Date	(subject to adjustment)

January 8, 2008	222,081
January 8, 2009	222,081
January 8, 2010	222,081
January 8, 2011	222,082

Settlement Date:	Subject to Section 5 of the Agreement and any administrative requirements of the Company, the RSUs shall be settled in accordance with the Vesting Schedule above, and any Company common stock that is issued at settlement may be sold only as provided in Section 5 of the Agreement.

We congratulate you on this recognition of your importance to our organization and its future.

BearingPoint, Inc.
By:	/s/ Harry L. You
Harry L. You
Chief Executive Officer

Acknowledgment, Acceptance and Agreement:
By signing below and returning this Award Notice of Restricted Stock Unit Grant to BearingPoint, Inc., c/o Morgan Stanley at the address stated herein, I hereby acknowledge receipt of the Agreement, accept the RSUs granted to me, and agree to be bound by the terms and conditions of this Award Notice and the Agreement.

/s/ F. Edwin Harbach Signature	January 8, 2007 Date

F. Edwin Harbach Print Name	Employee ID Number
BearingPoint, Inc.
c/o Morgan Stanley
Stock Plan Administration
Harborside Financial Center
Plaza Three, 1st Floor
Jersey City, NJ 07311

BEARINGPOINT, INC.
RESTRICTED STOCK UNIT AGREEMENT
     BearingPoint, Inc. (collectively with its subsidiaries and affiliates, the “Company”) has granted to the individual (the “Award Recipient”) named in the Award Notice of Restricted Stock Unit Grant (the “RSU Award Notice”) to which this Restricted Stock Unit Agreement (the “Agreement”) relates, an award consisting of restricted stock units, subject to the terms and conditions set forth in the RSU Award Notice and this Agreement. The award has been approved by the Compensation Committee of the Board of Directors and is not subject to the terms and conditions of the Company’s 2001 Long Term Incentive Plan (the “Plan”). By signing the RSU Award Notice, the Award Recipient: (a) acknowledges receipt of and represents that the Award Recipient has read and is familiar with the RSU Award Notice and this Agreement, (b) accepts the award subject to all of the terms and conditions of the RSU Award Notice and this Agreement and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee (the “Committee”) of the Board of Directors of the Company regarding any questions arising under the RSU Award Notice or this Agreement. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the RSU Award Notice.
     1. Grant of Restricted Stock Units.
          a.     On the Grant Date, the Award Recipient shall acquire, subject to the provisions of this Agreement, the number of restricted stock units (the “Restricted Stock Units”) set forth in the RSU Award Notice, subject to adjustment by the Committee as provided in Section 12 hereof. Each Restricted Stock Unit consists of a bookkeeping entry representing the right to receive on a date determined in accordance with the RSU Award Notice and this Agreement either (i) one share of Common Stock, or (ii) cash equal to the Fair Market Value (as defined below) of one share of Common Stock.
          b.     “Fair Market Value” shall mean the last sale price of a share of Common Stock as reported on the New York Stock Exchange on the date as of which such value is being determined or, if there shall be no reported transactions on such date, on the next preceding date for which a transaction was reported; provided, however, that if the Common Stock is not traded on the New York Stock Exchange, Fair Market Value may be determined by the Compensation Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.
          c.     The Award Recipient is not required to make any monetary payment (other than applicable tax withholding, if any, and payment of the par value of the Common Stock, if required by law) as a condition to receiving cash or shares of Common Stock issued upon settlement of the Restricted Stock Units, the consideration for which shall be future services to be rendered to the Company or for its benefit.
     2.     Vesting of Restricted Stock Units. Except as provided in Sections 4 and 7 of this Agreement, the Restricted Stock Units shall become vested and nonforfeitable on the date or vesting schedule set forth in the RSU Award Notice, provided, however, to the extent not already vested, the Restricted Stock Units shall become 100% vested and nonforfeitable (i) on the death or Disability (as defined below) of the Award Recipient while employed by the Company or (ii) on the Retirement (as defined below) of the Award Recipient.
     3. Termination of Employment.
          a.      If the Award Recipient’s employment terminates for any reason or no reason, with or without “Cause,” other than on account of death, Disability or Retirement, the Award Recipient shall forfeit and the Company shall automatically reacquire all Restricted Stock Units which are not, as of the time of such termination, vested, and the Award Recipient shall not be entitled to any payment or other consideration therefore; provided, however, that upon the termination of Award Recipient’s employment by the Company without Cause, the portion of the Restricted Stock Units that is scheduled to vest on the next Vesting Date following such termination shall vest on the date of Award Recipient’s termination, and the Company shall settle such Restricted Stock Units in accordance with Section 5.
          b.      “Cause” shall mean the occurrence, the failure to prevent the occurrence, or failure to cure after the occurrence (when a cure is permitted), as the case may be, of any of the following circumstances after the Award Recipient’s receipt of written notification from the General Counsel which includes a detailed description of the claimed circumstance: (i) the Award Recipient’s embezzlement, misappropriation of corporate funds, or the Award Recipient’s material acts of dishonesty; (ii) the Award Recipient’s commission or conviction of any felony or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendre to any felony or misdemeanor involving moral turpitude; (iii) the Award Recipient’s engagement, without a reasonable belief that his or her action was in the best interests of the Company, in any activity that could harm the business or reputation of the Company in a material manner; (iv) the Award Recipient’s willful failure to adhere to the Company’s material corporate codes, policies or procedures that have been communicated to him or her; or (v) the Award Recipient’s violation of any statutory or common law duty or obligation to the Company, including, without limitation, the duty of loyalty, provided, however, that in the case of clauses (iii), (iv) and (v), the Company shall provide the Award Recipient with the opportunity to cure any Cause event during the 15-day period after his or her receipt of written notice describing the Cause event, and provided, further, that a Cause event shall be considered to be cured only if all adverse consequences of the Cause event have been fully remedied.
          c.      “Disability” shall mean the inability of the Award Recipient to perform substantially such Award Recipient’s duties and responsibilities for a continuous period of at least six months, as determined solely by the Compensation Committee.
          d.      “Retirement” shall mean retirement under the Company’s Rule of 70 Retirement Policy, or, if required by law, under local law. An Award Recipient currently is eligible to retire under the Company’s Rule of 70 Retirement Policy, if the Award Recipient’s age plus “years of service” (as determined under the Company’s 401(k) Plan or any successor to such plan) equals or exceeds 70 as of the date of retirement.
     4.     Termination of Restricted Stock Units and Forfeiture of Restricted Stock Units Gain.

          a.      If the Award Recipient:
                  i.      breaches any covenant concerning confidentiality or intellectual property or concerning noncompetition or nonsolicitation of clients, prospective clients or personnel of the Company and its Affiliates to which the Award Recipient is or may become a party in the future;
                  ii.      fails (A) to complete on a timely basis all current and future training relating to the Company’s policies and procedures, including financial reporting and timekeeping training, (B) to consistently follow all Company policies and procedures, and, if applicable, to confirm that the employees the Award Recipient supervises are following such Company policies and procedures or (C) to meet such cash collection goals, if any, as are established for the Award Recipient by the Company from time to time; or
                  iii.      is terminated for “Cause;”
then, in addition to and without in any way limiting any remedies under any of the covenants described above in this Section 4(a) or otherwise:
                         (A)      any unvested Restricted Stock Units shall be forfeited automatically on the date the Award Recipient commits such breach as is specified in clause (i), fails to act as specified in clause (ii) or is terminated for “Cause;” and
                         (B)      in the event of a breach described in Section 4(a)(i), the Award Recipient shall pay the Company, within five business days of receipt by the Award Recipient of a written demand therefor, an amount in cash equal to the aggregate of (i) cash received in settlement of Restricted Stock Units and (ii) the amount determined by multiplying the number of shares of Common Stock issued in settlement of Restricted Stock Units prior to the date the Award Recipient breaches such covenant (without reduction for any shares of Common Stock delivered by the Award Recipient or withheld by the Company pursuant to Section 6(c)) by the Fair Market Value of a share of Common Stock on the date the shares of Common Stock were issued to the Award Recipient; and
                         (C)      in the event of a breach described in Section 4(a)(ii) or if the Award Recipient is terminated for Cause other than for a breach referenced in Section 4(a)(i), the Award Recipient shall pay the Company, within five business days of receipt by the Award Recipient of a written demand therefor, an amount in cash equal to 50% of the aggregate of (i) cash received in settlement of Restricted Stock Units and (ii) the amount determined by multiplying the number of shares of Common Stock issued in settlement of Restricted Stock Units prior to the date of the breach described in Section 4(a)(ii) or the date the Award Recipient is terminated for Cause other than for a breach referenced in Section 4(a)(i) (without reduction for any shares of Common Stock delivered by the Award Recipient or withheld by the Company pursuant to Section 6(c)) by the Fair Market Value of a share of Common Stock on the date the shares of Common Stock were issued to the Award Recipient; and
                         (D)      the Award Recipient shall pay any direct damages in excess of the amounts paid to the Company under clauses (B) or (C) above.

          b.      The Award Recipient agrees that by executing the RSU Award Notice, the Award Recipient authorizes the Company and its Affiliates to deduct any amount or amounts owed by the Award Recipient pursuant to Section 4(a) from any amounts payable by the Company or any Affiliate to the Award Recipient, including, without limitation, any amount payable to the Award Recipient as salary, wages, vacation pay or bonus. This right of setoff shall not be an exclusive remedy, and the Company’s or an Affiliate’s election not to exercise this right of setoff with respect to any amount payable to the Award Recipient shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Award Recipient or any other remedy.
     5. Settlement of the Restricted Stock Units.
          a.     Issuance of Shares of Common Stock or Cash. Subject to the provisions of Sections 1(a), 5(b), 5(c) and 5(d), the Company shall issue to the Award Recipient, on the Settlement Date with respect to each Restricted Stock Unit to be settled on such date, (i) the number of shares of Common Stock that is equal to the number of vested Restricted Stock Units, after any adjustments under Section 12 hereof, on the Settlement Date specified in the RSU Award Notice, (ii) cash or (iii) a combination of cash and shares of Common Stock, provided that each Restricted Stock Unit shall be settled in the form specified in clause (i), unless the Committee, in its sole discretion, specifies prior to the Settlement Date that the issuance shall be in the form specified in clause (ii) or clause (iii), and provided further than any Restricted Stock Unit that vests as a result of the death, Disability or Retirement of the Award Recipient shall be settled in full on the next Settlement Date specified in the RSU Award Notice that occurs after the death, Disability or Retirement of the Award Recipient; provided, however, that if the Award Recipient is a “specified employee” (as defined in Section 409A(a)(2)(B) of the Internal Revenue Code of 1986, as amended), then any Restricted Stock Units that vest as a result of the Retirement of the Award Recipient shall be settled in full on (A) the next Settlement Date that is at least six months after the date of Retirement of the Award Recipient or (B) if there is no other Settlement Date after Retirement, six months after the date of Retirement of the Award Recipient. If the Committee elects to pay the Award Recipient in cash, the payment shall equal the Fair Market Value of the number of shares of Common Stock on the Settlement Date that is equal to the number of vested Restricted Stock Units, after any adjustments under Section 12 of hereof, on the Settlement Date specified in the RSU Award Notice. Shares of Common Stock issued in settlement of Restricted Stock Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Sections 5(b), 5(c) or 5(d).
          b.     If the Award Recipient’s employment terminates for any reason or no reason, with or without “Cause,” other than on account of death, Disability or Retirement, then the Award Recipient shall not sell, assign, alienate, pledge, attach or otherwise transfer or encumber any shares of Common Stock previously issued to the Award Recipient pursuant to Section 5(a) until the Restriction End Date (see defined below).
          c.     If Executive terminates his employment for any reason, (i) the Company shall not be required to settle in cash or shares of Common Stock any outstanding vested Restricted Stock Units held by Executive until the Restriction End Date and (ii) Executive shall not be permitted to sell, assign or transfer any shares of Common Stock previously issued to Executive until the Restriction End Date.

          d.      Restrictions on Grant of the Restricted Stock Units and Issuance of Shares. The grant of the Restricted Stock Units and issuance of shares of Common Stock upon settlement of the Restricted Stock Units shall be subject to and in compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Restricted Stock Units shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Restricted Stock Units, the Company may require the Award Recipient to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
          e.      Restrictions on Sale of Shares. Until January 8, 2011 (the “Restriction End Date”), the Award Recipient shall not transfer any shares of Common Stock received upon the settlement of Restricted Stock Units pursuant to Section 5(a) except (i) in sales, redemptions or other transactions, underwritten public offerings or share repurchases, in each case as approved in writing by the Company either specifically or by general policy, or (ii) to estate and/or tax planning vehicles, family members and charitable organizations that become bound hereby by express agreement, in each case as approved in writing by the Company (which approval may be subject to such other conditions, including the requirement that any transferee become bound by any other agreement, as the Company may, in its sole discretion, require). The Award Recipient agrees that, in the Company’s sole discretion, and until the Restriction End Date, all of his or her shares of Common Stock shall either (i) bear legends that reflect the restrictions imposed by this Section 5 or (ii) be held in custody by a custodian designated by the Company.
          f.      Registration of Shares. Shares issued in settlement of the Restricted Stock Units shall be registered in the name of the Award Recipient, or, if applicable, in the names of the heirs of the Award Recipient. Such shares may be issued either in certificated or book entry form. In either event, the certificate or book entry account shall bear such restrictive legends or restrictions as the Company, in its sole discretion, shall require.
          g.      Fractional Shares. The Company shall not be required to issue fractional shares upon settlement of the Restricted Stock Units.
          h.      Dividend Equivalents. As of each dividend payment date for each cash dividend on the Common Stock, the Award Recipient shall receive additional restricted stock units, which shall be subject to the same terms and conditions as the Restricted Stock Units granted pursuant to the RSU Award Notice and this Agreement. The number of additional restricted stock units to be granted shall equal: (i) the product of (x) the per-share cash dividend payable with respect to each share of Common Stock on that date, multiplied by (y) the total number of Restricted Stock Units which have not been settled or forfeited as of the record date for such dividend, divided by (ii) the Fair Market Value of one share of Common Stock on the payment date of such dividend.
     6. Withholding Taxes.
          a.      In General. Unless Section 6(b) or Section 6(c) applies, the Award Recipient shall pay to the Company, or make provision satisfactory to the Company for payment of, any federal, state, local or foreign taxes required by law to be withheld with respect to the issuance of shares of Common Stock in settlement of any Restricted Stock Units, no later than the date required by law (the “Tax Date”). The Company shall have no obligation to deliver shares of Common Stock until the tax withholding obligations of the Company have been satisfied by the Award Recipient.
          b.      Payment in Cash. The Company shall withhold from any payment under Section 5(a) the amount of any federal, state, local or foreign taxes required by law to be withheld with respect to the settlement of the Restricted Stock Units in cash.
          c.      Payment in Shares. The Award Recipient may satisfy all or any portion of the Company’s tax withholding obligations by requesting the Company to withhold a number of whole shares of Common Stock otherwise deliverable to the Award Recipient in settlement of the Restricted Stock Units having a Fair Market Value, as of the Tax Date, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates. Any adverse consequences to the Award Recipient resulting from the procedure permitted under this Section 6(c), including, without limitation, tax consequences, shall be the sole responsibility of the Award Recipient.
     7. Change in Control. In the event of a Change of Control (as defined in the Special Termination Agreement dated as of January 8, 2007 (the “Special Termination Agreement”) between the Company and the Award Recipient) and an event specified in Section 3(a) of the Special Termination Agreement shall have occurred, the Restricted Stock Units shall become 100% vested and nonforfeitable, provided that the Award Recipient’s employment has not terminated prior to the occurrence of the events specified in Section 3(a) of the Special Termination Agreement. Upon such vesting, the Restricted Stock Units shall be settled in accordance with Section 5(a), and all restrictions on the sale of Company Common Stock under Section 5 shall terminate upon such vesting.
     8. Rights as a Stockholder. The Award Recipient shall have no rights as a stockholder with respect to any shares which may be issued in settlement of the Restricted Stock Units until either (i) a certificate is issued for such shares or (ii) an appropriate entry is made in the account of the Award Recipient evidencing that such shares are owned by the Award Recipient. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued or an appropriate entry is made in the account of the Award Recipient evidencing that such shares are owned by the Award Recipient, except as provided in Sections 5(e) and 12 of this Agreement.
     9. No Employment Rights. The Award Recipient acknowledges that the Award Recipient’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Award Recipient any right to continue in the employment of the Company or interfere in any way with any right of the Company to terminate the Award Recipient’s employment at any time.
     10. Legends. The Company may at any time place legends referencing any restrictions, including, without limitation, applicable federal, state or foreign securities law restrictions, on all certificates representing shares of Common Stock issued pursuant to this Agreement. The Award Recipient shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Agreement in the possession of the Award Recipient in order to carry out the provisions of this Section.
     11. Nontransferability of Restricted Stock Units. Neither this Agreement nor any of the Restricted Stock Units subject to this Agreement shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Award Recipient or the Award Recipient’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Agreement shall be exercisable during the Award Recipient’s lifetime only by the Award Recipient or the Award Recipient’s guardian or legal representative.
     12. Adjustment. In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number of Restricted Stock Units granted hereunder shall be appropriately adjusted by the Compensation Committee. The decision of the Compensation Committee shall be final, binding and conclusive. If any such adjustment would result in a fractional security being awarded hereunder, the Company shall pay the Award Recipient, in connection with the first vesting, exercise or settlement of such Award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the Fair Market Value on the vesting, exercise or settlement date.
     13. Amendment. The Committee may amend this Agreement at any time, provided, however, that no such amendment may adversely affect the Award Recipient’s rights under this Agreement without the consent of the Award Recipient, except to the extent such amendment is reasonably determined by the Committee, in its sole discretion, to be necessary to comply with applicable law or to prevent a detrimental accounting impact. No amendment or addition to this Agreement shall be effective unless in writing.
     14. Waivers; Exceptions. Any provision or requirement of this Agreement may be waived and any exception to the terms of this Agreement may be granted, in each case, generally or specifically, in whole or in part, and subject to any conditions, by the Committee or the Chief Executive Officer of the Company.
     15. Administration of this Agreement. All questions of interpretation concerning the RSU Award Notice and this Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the award.
     16. Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Award Recipient and the Award Recipient’s heirs, executors, administrators, guardians, legal representatives, successors and assigns.
     17. Integrated Agreement. The Special Termination Agreement, the Employment Letter, RSU Award Notice and this Agreement constitute the entire understanding and agreement of the Award Recipient and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations or warranties among the Award Recipient and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the RSU Award Notice and the Agreement shall survive any settlement of the award and shall remain in full force and effect.
     18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, other than the conflict of laws principles thereof.
     19. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
*   *   *   *   *

BearingPoint, Inc. RSU Award
Employee Information Supplement
United States
This supplement has been prepared to provide you with a summary of the critical information regarding your grant of restricted stock units (“RSUs”) of BearingPoint, Inc.
This supplement is based on the tax and other laws concerning RSUs in effect in your country as of 1 February 2005. Such laws are often complex and change frequently. As a result, the information contained in this supplement may be out of date at the time your RSUs vest or you sell shares you acquire under the Plan.
In addition, this supplement is general in nature and does not discuss all of the various laws, rules and regulations that may apply. It may not apply to your particular tax or financial situation, and BearingPoint, Inc. is not in a position to assure you of any particular tax result. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
If you are a citizen or resident of another country, the information contained in this supplement may not be applicable to you.
Please note that this supplement addresses only the U.S. federal income and FICA/FUTA tax consequences and does not cover the U.S. federal estate tax or any state law tax implications of your option grant.
Tax Information
Grant
You will not be subject to tax when the RSUs are granted to you.
Vesting
You will be subject to tax at your marginal income tax rate when the RSUs vest and shares are issued to you. You will be taxed on the fair market value of the shares underlying the RSUs on each vesting date. You will also be subject to FICA and FUTA tax on this amount to the extent you have not already reached the applicable wage ceiling.
Sale of Shares
When you subsequently sell your shares, you will recognize a capital gain or loss based on the difference between the sale price and the tax basis for the shares. The capital gain or loss will be characterized as long-term if the shares were held for one year or more from the vesting date, or short-term, if the shares were held for less than one year. Short-term capital gains are taxed at your marginal income tax rate. The maximum long-term capital gains rate currently is 15%.
The tax basis for the shares is generally equal to the sum of: (i) the fair market value of the shares at vesting; and (ii) any amounts paid to receive the RSUs.
Withholding and Reporting
Your employer is required to withhold and report federal income tax and FICA and FUTA tax (to the extent you have not already exceeded the applicable wage ceiling) on the fair market value of the shares at the time of vesting. The income may be treated as supplemental wages and taxed at the flat statutory rate of 25%. It is your responsibility to report and pay any taxes resulting from the sale of your shares.

UNITED STATES